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                                                                    EXHIBIT 10.1

                            IMARX THERAPEUTICS, INC.

                            INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into on ______________________, between IMARX THERAPEUTICS, INC. a Delaware corporation (the "Company"), and ___________________, a director, officer, or both, of the Company and/or one or more of its subsidiaries ("Indemnitee"), for good and valuable consideration as set forth below.

                                    RECITALS

     A. The Company recognizes the importance, and increasing difficulty, of obtaining adequate liability insurance coverage for its directors, officers, employees, agents and fiduciaries.

     B. The Company further recognizes that, at the same time as the availability and coverage of such insurance has become more limited, litigation against corporate directors, officers, employees, agents and fiduciaries has continued to increase.

     C. Section 145 of the Delaware General Corporation Law, ("Statute") under which the Company is organized, empowers the Company by agreement to indemnify its directors, officers, employees, agents, and persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises related to the Company, and expressly provides that the indemnification provided by Section 145 of the Statute is not exclusive.

     D. Article VIII of the Company's Bylaws (the "Bylaws") provides for indemnification of the Company's directors and officers to the full extent authorized by the Statute, and that such provisions are not exclusive and may be supplemented by agreements between the Company and its officers and directors.

     E. The Company desires to retain and attract the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in that connection, also desires to provide contractually for indemnification of, and advancement of expenses to, Indemnitee to the full extent authorized by law.

                                    AGREEMENT

     1. INDEMNIFICATION

          a. SCOPE. Subject to Section 1(b), the Company agrees to hold harmless and indemnify Indemnitee against any Damages (as defined in Section 1(d)) incurred by Indemnitee with respect to any Proceeding (as defined in Section 1(e)) to which Indemnitee is or is threatened to be made a party or in which Indemnitee is otherwise involved (including, but not limited to, as a witness), to the full extent authorized or permitted by law, except that Indemnitee shall have no right to indemnification on account of: (i) acts or omissions of Indemnitee that

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have been finally adjudged (by a court having proper jurisdiction, and after all rights of appeal have been exhausted or lapsed, herein "Finally Adjudged") to be not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) any breach of the director's duty of loyalty to the Company or its stockholders; (iii) any liability under Section 174 of the Statute; (iv) any transaction with respect to which it has been Finally Adjudged that Indemnitee personally received an improper personal benefit; or (v) any suit in which it is Finally Adjudged that Indemnitee is liable for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto.

          b. DERIVATIVE ACTIONS. The obligations described in Section 1(a) shall apply with equal force in situations where the Indemnitee is a party or threatened to be made a party to any Proceeding by or in the right of the Company, except that no indemnification shall be made in respect to any claim, issue or matter in such Proceeding as to which the Indemnitee has been Finally Adjudged to be liable to the Company unless, and only to the extent that, the court in which such Proceeding was brought has determined that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.

          c. CHANGES TO INDEMNIFICATION RIGHT. Indemnitee's right to be indemnified to the full extent authorized by law shall include the benefits of any change, after the date of this Agreement, in the Statute or other applicable law regarding the right of a Delaware corporation to indemnify directors or officers, to the extent that it would expand Indemnitee's rights hereunder. Any such change that would narrow or interfere with Indemnitee's rights hereunder shall not apply to, limit, or affect the interpretation of, this Agreement, unless and then only to the extent that it has been Finally Adjudged that its application hereto does not constitute an unconstitutional impairment of Indemnitee's contract rights or otherwise violate applicable law.

          d. INDEMNIFIED AMOUNTS. If Indemnitee is or is threatened to be made a party to, or is otherwise involved (including, but not limited to, as a witness) in, any Proceeding, the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, costs, expenses and liabilities incurred in connection with investigating, defending, being a witness in, participating in or otherwise being involved in (including on appeal), or preparing to defend, be a witness in, participate in or otherwise be involved in (including on appeal), such Proceeding, including but not limited to attorneys' fees, judgments, fines, penalties, ERISA excise taxes, amounts paid in settlement, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments pursuant to this Agreement, and other expenses (collectively, "Damages"), including all interest, assessments or charges paid or payable in connection with or in respect of such Damages.

          e. DEFINITION OF PROCEEDING. For purposes of this Agreement, "Proceeding" shall mean any actual, pending, threatened or completed action, suit, claim, investigation, hearing or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) in which Indemnitee is, has been or becomes involved, or regarding which Indemnitee is threatened to be made a named defendant or respondent, based in whole or in part on or arising out of the fact that Indemnitee is or was a director, officer, member of a board committee, employee or agent of the Company and/or any of its subsidiaries or that, being or


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having been such a director, officer, member of a board committee, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, partner, employee, trustee or agent of another corporation or of a foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise related to the Company (each, a "Related Company"), whether the basis of such action, suit, claim, investigation, hearing or proceeding is alleged action or omission by Indemnitee in an official capacity as a director, officer, committee member, partner, employee, trustee or agent or in any other capacity while serving as a director, officer, committee member, partner, employee, trustee or agent. "Proceeding" shall not, however, include any action, suit, claim, investigation, hearing or proceeding instituted by or at the direction of Indemnitee unless pursuant to an Enforcement Action (as defined in Section 3(a)) or its institution has been authorized by the Company's Board of Directors (the "Board").

          f. NOTIFICATIONS.

               i. Promptly after receipt by Indemnitee of notice of the commencement (including a threatened assertion or commencement) of any Proceeding, Indemnitee will, if it is reasonably foreseeable that a claim in respect thereof will be made against the Company under this Agreement, notify the Chair of the Board's [AUDIT AND COMPLIANCE COMMITTEE OR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE] of the commencement thereof (which notice shall be in the form of Exhibit A hereto) (the "Indemnification Notice"). A failure to notify the Company in accordance with this subsection (f)(i) will not, however, relieve the Company from any liability to Indemnitee under this Agreement unless (and then only to the extent that) such failure is Finally Adjudged to have materially prejudiced the Company's ability to defend the Proceeding.

               ii. At the same time, or from time to time thereafter, Indemnitee may further notify the Chair of the Board's [AUDIT AND COMPLIANCE COMMITTEE OR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE], by delivery of a supplemental Indemnification Notice (or by checking the second box and providing the corresponding information on the initial Indemnification Notice), of any Proceeding for which indemnification is being sought under this Agreement.

          g. DETERMINATION OF ENTITLEMENT.

               i. To the extent Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Proceeding, the Company shall indemnify Indemnitee against all expenses (including attorneys' fees) incurred by Indemnitee in connection with the Proceeding, within ten (10) days after receipt of an Indemnification Notice delivered pursuant to subsection (g)(ii).

               ii. In the event that subsection (g)(i) above is inapplicable, or does not apply to the entire Proceeding, the Company shall indemnify Indemnitee within thirty (30) days after receipt of an Indemnification Notice delivered pursuant to subsection (f)(ii) unless during such thirty (30) day period the [AUDIT AND COMPLIANCE COMMITTEE OR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE] of the Board delivers to Indemnitee a written notice contesting Indemnitee's indemnification claim (the "Contest Notice"), which Contest Notice


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shall state with particularity the reasons for the decision to challenge
Indemnitee's indemnification claim and the evidence the Company would present in any forum in which Indemnitee might seek review of such decision. The Company's failure to deliver a Contest Notice within thirty (30) days after the Company's receipt of an Indemnification Notice pursuant to subsection (f)(ii) shall obligate the Company unconditionally to indemnify Indemnitee to the extent requested in the Indemnification Notice.

               iii. At any time following receipt of a Contest Notice, Indemnitee shall be entitled to select a forum for the review of, and in which the Company will defend, the Contest Notice and the Company's decision to challenge Indemnitee's indemnification claim. Such selection shall be made from among the following alternatives, by delivering a written notice to the Chair of the Board's [AUDIT AND COMPLIANCE COMMITTEE OR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE] indicating Indemnitee's selection of forum:

                    (a) A majority vote of the directors who are not parties to the Proceeding for which indemnification is being sought ("Independent Directors"), even though less than a quorum;

                    (b) A committee of Independent Directors designated by a vote of Independent Directors, even though less than a quorum;

                    (c) Special Legal Counsel (as defined in subsection (g)(vii) below);

                    (d) The stockholders of the Company; or

                    (e) A panel of three independent arbitrators, one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected, provided, that nothing in this Section 1(g) shall prevent Indemnitee at any time from bringing suit against the Company to recover the amount of the indemnification claim (whether or not Indemnitee has otherwise exhausted its contractual remedies hereunder). In addition, any determination by a forum selected by Indemnitee that Indemnitee is not entitled to indemnification, or any failure to make the payments requested in the Indemnification Notice, shall be subject to judicial review by any court of competent jurisdiction, as described in Section 3.

               iv. In any forum in which the Company defends its Contest Notice and its decision to challenge Indemnitee's indemnification claim under this
Section 1(g), the presumptions, burdens and standard of review set forth in
Section 3(c) shall apply and are incorporated into this Section 1(g) by reference, except as otherwise expressly provided in Section 3(c).

               v. As soon as practicable, and in no event later than fifteen
(15) days after the forum has been selected pursuant to subsection (g)(iii) above, the Company shall, at its own expense, submit the defense of its Contest Notice and the question of Indemnitee's right to indemnification to the selected forum.


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               vi. The forum selected shall render its decision concerning the validity of the Contest Notice and the Company's decision to deny Indemnitee's indemnification claim within thirty (30) days after the forum has been selected in accordance with subsection (g)(iii).

               vii. For the purposes of this Agreement, "Special Legal Counsel" shall mean an attorney or firm of attorneys, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), who must not have performed other services for the Company or Indemnitee within the last three years.

     2. EXPENSE ADVANCES

          a. GENERALLY. The right to indemnification conferred by Section 1 shall include the right to have the Company pay Indemnitee's attorneys' fees and other expenses, including but not limited to out of pocket costs and disbursements, incurred in connection with any Proceeding, or in connection with bringing, defending and/or pursuing an Enforcement Action (as defined in Section 3(a)), as such expenses are incurred and in advance of the final disposition of such Proceeding or Enforcement Action (such entitlement is referred to hereinafter as an "Expense Advance").

          b. UNDERTAKING. The Company's obligation to provide an Expense Advance is subject only to the following condition: if the Proceeding arose in connection with Indemnitee's service as a director and/or officer of the Company or member of a committee of the Board (and not in any other capacity in which Indemnitee rendered service, including but not limited to service to any Related Company), then Indemnitee or his or her representative must have executed and delivered to the Chair of the Board's [AUDIT AND COMPLIANCE COMMITTEE OR THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE] an undertaking (in the form of Exhibit B hereto) (the "Statement of Undertaking") to repay all Expense Advances if and to the extent that it may be Finally Adjudged that Indemnitee is not entitled to be indemnified for such Expense Advance under one or more of clauses
(i) through (iv) of the first sentence of Section 1(a). The Statement of Undertaking need not be secured and shall be accepted by the Company without reference to Indemnitee's financial ability to make repayment. No interest shall be charged on any obligation to reimburse the Company for any Expense Advance.

          c. SERVICE AS WITNESS. Notwithstanding any other provision of this Agreement, the Company's obligation to indemnify, or provide Expense Advances under Section 2, to Indemnitee in connection with Indemnitee's appearance as a witness in a Proceeding at a time when Indemnitee has not been made a named defendant or respondent to the Proceeding shall be absolute and unconditional, and not subject to any of the limitations on, or conditions to, Indemnitee's right to indemnification or to receive an Expense Advance otherwise contained in this Agreement.

     3. PROCEDURES FOR ENFORCEMENT

          a. ENFORCEMENT. If a claim for indemnification made by Indemnitee hereunder is not paid in full (whether or not the provisions of Section 1(g) have been complied with, or completed), or a claim for an Expense Advance made by Indemnitee hereunder is not paid in full within twenty (20) days from delivery of a Statement of Undertaking to the Chair of


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the Board's [AUDIT AND COMPLIANCE COMMITTEE OR THE NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE], Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

          b. REQUIRED INDEMNIFICATION. The court hearing the Enforcement Action shall order the Company to provide indemnification or to advance expenses to Indemnitee to the full extent sought in the Enforcement Action if it determines that (i) the Enforcement Action is brought by Indemnitee to enforce the Company's obligation under Section 1(g)(ii) unconditionally to indemnify Indemnitee to the extent requested in the Indemnification Notice where the Company has failed timely to deliver a Contest Notice, or (ii) the Company failed to prove by clear and convincing evidence that Indemnitee is not entitled to indemnification based on one or more of clauses (i) through (v) of the first sentence of Section 1(a).

          c. PRESUMPTIONS, BURDENS AND STANDARD OF REVIEW IN ENFORCEMENT ACTION OR COMPANY DETERMINATION. In any Enforcement Action (and, except as otherwise expressly provided in this Section 3(c), in any review of a Contest Notice by a forum described in Section 1(g)) the following presumptions (and limitations on presumptions), burdens and standard of review shall apply:

               i. The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed hereunder in order to induce Indemnitee to serve or to continue to serve as an director and/or officer of the Company and/or one or more of its subsidiaries;

               ii. This Agreement shall conclusively be presumed to be valid and binding on the parties hereto;

               iii. Submission of an Indemnification Notice in accordance with
Section 1(f)(ii) or a Statement of Undertaking to the Company shall create a presumption that Indemnitee is entitled to indemnification or an Expense Advance hereunder, and thereafter the Company shall have the burden of proving by clear and convincing evidence (sufficient to rebut the foregoing presumption) that Indemnitee is not entitled to indemnification based on one or more of clauses
(i) through (v) of the first sentence of Section 1(a);

               iv. Indemnitee may establish a conclusive presumption of any objective fact related to an event or occurrence by delivering to the Company a declaration made under penalty of perjury that such fact is true, provided, that no such presumption may be established with respect to the ultimate conclusions set forth in any of clauses (i) through (v) of the first sentence of Section 1(a);

               v. If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly-owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related


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Company and Indemnitee shall conclusively be deemed to be serving such Related
Company at the request of the Company;

               vi. Neither (i) the failure of the Company (including but not limited to the Board, the Company's officers, independent counsel, Special Legal Counsel, any arbitrator or the Company's stockholders) to make a determination prior to the commencement of the Enforcement Action whether indemnification, or payment of an Expense Advance, of Indemnitee is proper in the circumstances nor
(ii) an actual determination by the Company, the Board, the Company's officers, independent counsel, Special Legal Counsel, any arbitrator or the Company's stockholders that Indemnitee is not entitled to indemnification or payment of an Expense Advance shall be a defense to the Enforcement Action, create a presumption that Indemnitee is not entitled to indemnification hereunder or be considered by a court in an Enforcement Action, which shall conduct a de novo review of the relevant issues; and

               vii. If the court hearing the Enforcement Action is unable to make either of the determinations specified in Sections 3(b)(i) or 3(b)(ii), the court hearing the Enforcement Action shall nonetheless order the Company to provide indemnification or to advance expenses to Indemnitee to the full extent sought in the Enforcement Action if it determines that Indemnitee is fairly and reasonably entitled to such indemnification or Expense Advance in view of all of the relevant circumstances, and without regard to the limitations set forth in clauses (i) through (iv) of the first sentence of Section 1(a). In determining whether Indemnitee is fairly and reasonably entitled to such indemnification or expense advance, the court shall weigh (i) the relative benefits received by the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, on the one hand, and Indemnitee on the other from the transaction from which such Proceeding arose or to which such Proceeding relates, and (ii) the relative fault of the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, on the one hand, and of Indemnitee on the other in connection with the transaction that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, on the one hand, and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. If either (i) the relative benefits received by the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, exceed the relative benefits received by Indemnitee, or (ii) the relative fault of the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, exceeds the relative fault of Indemnitee, then Indemnitee shall be entitled to the full amount of indemnification and/or Expense Advance sought in the Enforcement Proceeding.

          d. ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION. In any Enforcement Action, the Company shall hold harmless and indemnify Indemnitee against all of Indemnitee's attorneys' fees and expenses in bringing, defending and/or pursuing the Enforcement Action (including but not limited to attorneys' fees at any stage, and on appeal); provided, however, that the Company shall not be required to provide such indemnification for such fees and expenses if it is Finally Adjudged that Indemnitee knew prior to commencement of


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the Enforcement Action that Indemnitee was not entitled to indemnification based on any of clauses (i) through (v) of the first sentence of Section 1(a).

     4. DEFENSE OF CLAIM

     With respect to any Proceeding as to which Indemnitee has provided notice to the Company pursuant to Section 1(f)(i):

          a. The Company may participate therein at its own expense.

          b. The Company (jointly with any other indemnifying party similarly notified, if any) may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal fees or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee or the incurring of such expenses has been authorized by the Company,
(ii) Indemnitee shall have concluded that there is a reasonable possibility that a conflict of interest could arise between the Company and Indemnitee in the conduct of the defense of such Proceeding, which conflict of interest shall be conclusively presumed to exist upon Indemnitee's delivery to the Company of a written certification of such conclusion, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the legal fees and other expenses of Indemnitee shall be at the expense of the Company. The Company shall not be entitled to assume the defense of a Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reached the conclusion described in clause (ii) above.

          c. The Company shall not be liable for any amounts paid in settlement of any Proceeding effected without its written consent.

          d. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.

          e. Neither the Company nor Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement of any Proceeding.

     5. MAINTENANCE OF D&O INSURANCE

          a. Subject to Section 5(c) below, during the period (the "Coverage Period") beginning on the date of this Agreement and ending at the later of (i) six (6) years following the time Indemnitee is no longer serving as either a director or officer of the Company and/or one or more subsidiaries or any Related Company, or (ii) at the end of such longer period during which Indemnitee believes that a reasonable possibility of exposure to a Proceeding or Damages persists (which extended period must be consented to by the Company, such consent not to be unreasonably withheld), the Company shall maintain a directors' and officers' liability insurance policy in full force and effect or shall have purchased or otherwise provided for a run-off or tail policy or endorsement to such existing policy ("D&O Insurance"), providing in all respects coverage at least comparable to and in similar amounts, and with similar exclusions, as that


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obtained by other similarly situated companies as determined in good faith by any of the parties referenced in Section 1(g)(iii)(a) through (e).

          b. Under all policies of D&O Insurance, Indemnitee shall during the Coverage Period be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy, and each insurer under a policy of D&O Insurance shall be required to provide Indemnitee written notice at least thirty (30) days prior to the effective date of termination of the policy.

          c. The Company shall have no obligation to obtain or maintain D&O Insurance to the extent that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an insufficient benefit, such determination to be made by any of the parties referenced in Section 1(g)(iii)(a) through (e).

          d. It is the intention of the parties in entering into this Agreement that the insurers under the D&O Insurance, if any, shall be obligated ultimately to pay any claims by Indemnitee which are covered by D&O Insurance, and nothing herein shall be deemed to diminish or otherwise restrict the Company's or Indemnitee's right to proceed or collect against any insurers under D&O Insurance or to give such insurers any rights against the Company or Indemnitee under or with respect to this Agreement, including but not limited to any right to be subrogated to the Company's or Indemnitee's rights hereunder, unless otherwise expressly agreed to by the Company and Indemnitee in writing. The obligation of such insurers to the Company and Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

          e. No indemnification pursuant to this Agreement shall be provided by the Company for Damages or Expense Advances that have been paid directly to Indemnitee by an insurance carrier under a policy of D&O Insurance or other insurance maintained by the Company.

          f. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover the same amounts from any insurer or other third person (other than another person with indemnification rights against the Company substantially similar those of Indemnitee under this Agreement). Indemnitee shall execute all documents required and take all acts necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights.

     6. PARTIAL INDEMNIFICATION; MUTUAL ACKNOWLEDGMENT; CONTRIBUTION

          a. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Damages in connection with a Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Damages to which Indemnitee is entitled.


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          b. MUTUAL ACKNOWLEDGMENT. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands that the Company has undertaken or may be required in the future to undertake with the SEC to submit for judicial determination the issue of the Company's power to indemnify Indemnitee in certain circumstances; all of the Company's obligations under this Agreement will be subject to the requirements of any such undertaking required by the SEC to be made by the Company.

          c. CONTRIBUTION. If the indemnification provided under Sections 1, 2 and 6 is unavailable by reason of any of the circumstances specified in one or more of clauses (i) through (iv) of the first sentence of Section 1(a) then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys' fees) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, on the one hand, and Indemnitee on the other from the transaction or events from which such Proceeding arose or to which such Proceeding relates, and
(ii) the relative fault of the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, on the one hand, and of Indemnitee on the other in connection with the transaction or events that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company and/or any of its subsidiaries or any Related Company, or any of their affiliates other than Indemnitee, on the one hand, and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

     7. [RELEASE OF CLAIMS RELATING TO OFFICER'S FAILURE TO DISCHARGE DUTIES. If Indemnitee is an officer of the Company and/or one or more of its subsidiaries, the indemnification and other rights and benefits provided to Indemnitee by this Agreement shall apply fully with respect to any Proceeding in which it is claimed or adjudicated that Indemnitee is liable to the Company and/or one or more of its subsidiaries by reason of having failed to discharge the duties of Indemnitee's office, and the Company hereby irrevocably releases all such claims and liabilities, agrees to cause its subsidiaries to release all such claims, and agrees to hold Indemnitee harmless with respect to any such claims; provided, however, that the foregoing indemnification, release and hold harmless obligations of the Company shall have no application with respect to claims by and liabilities to the Company based upon actions or omissions described in one or more of clauses (i) through (v) of the first sentence of Section 1(a).]

     8. MISCELLANEOUS

          a. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

          b. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns. The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

          c. Indemnitee's rights to indemnification and advancement of expenses under this Agreement shall not be deemed exclusive of any other or additional rights to which Indemnitee may be entitled under the Articles or Bylaws, any vote of stockholders or disinterested directors, the Statute or otherwise, whether as to actions or omissions in Indemnitee's official capacity or otherwise.

          d. Nothing in this Agreement shall confer upon Indemnitee the right to continue to serve as a director and\or officer of the Company or any of its subsidiaries or any Related Company. If Indemnitee is an officer of the Company, then, unless otherwise expressly provided in a written employment agreement between the Company and Indemnitee, the employment of Indemnitee with the Company shall be terminable at will by either party. The indemnification and release provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, partner, employee, trustee or agent of the Company, any of its subsidiaries or a Related Company, and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

          e. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such invalid, illegal or unenforceable provision that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such invalid, illegal or unenforceable provision, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          f. Any notices or communications to be given or required to be given under this Agreement shall be given by personal delivery or registered airmail, overnight courier, telex, facsimile or electronic mail at the following address (or such other address as the relevant party provides the other party in writing and referencing this Section 8(f)):

                    COMPANY:

                    ImaRx Therapeutics, Inc.

                    1635 East 18th St.
                    Tucson, AZ 85719
                    (Fax) 1-520-[_____]
                    (Tel) 1-520-770-1259
                    Attn: ___________________________________
                    electronic mail: ________________________

                    INDEMNITEE:

                    _______________________________
                    _______________________________
                    _______________________________

                    (Fax) _______________
                    (Tel) _______________
                    electronic mail: ________________________

Notices and communications shall be deemed received by the addressee on the date of delivery if delivered in person, on the third (3rd) day after mailing if delivered by registered airmail, on the next business day after mailing if sent by overnight courier, on the next business day if sent by telex or facsimile, or upon confirmation of delivery when directed to the electronic mail address described above if sent by electronic mail.

          g. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          h. If Indemnitee has previously executed an indemnification agreement with the Company, this Agreement supersedes such prior indemnification agreement in its entirety.

          i. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first set forth above.

     "Company"                          IMARX THERAPEUTICS, INC.


                                        By
                                           -------------------------------------

                                           -------------------------------------
                                        Its:
                                             -----------------------------------

     "Indemnitee"                       ----------------------------------------

                                        ----------------------------------------
                                        [Type name]

                                    EXHIBIT A

                             INDEMNIFICATION NOTICE

     CHECK THE APPROPRIATE SPACE BELOW, AND PROVIDE A BRIEF DESCRIPTION OF THE PROCEEDING AS REQUESTED BELOW:

     ____ Notice is hereby given by the undersigned, _________________________, pursuant to Section 1(f)(i) of the Indemnification Agreement (the "Agreement") dated ___________________________ between ImaRx
          Therapeutics, Inc., a Delaware corporation (the "Company"), and the undersigned, of the commencement of a Proceeding, as defined in the Agreement. A brief description of the Proceeding is as follows:

     ____ If indemnification of particular Damages (as defined in the Agreement) is being sought at this time, pursuant to Section 1(f)(ii) of the Agreement, the undersigned hereby requests indemnification by the Company under the terms of the Agreement with respect to the following Damages incurred in connection with the Proceeding:

Dated:                 ,       .
       ----------------  ------


                                        ----------------------------------------
                                        [Signature of Indemnitee]

                                        ----------------------------------------
                                        [Type name]

                                    EXHIBIT B

                            STATEMENT OF UNDERTAKING

STATE OF ______________________________)
                                       ) ss.
COUNTY OF _____________________________)

     I, _____________________, being first duly sworn, do depose and say as follows:

     1. This Statement is submitted pursuant to the Indemnification Agreement (the "Agreement") dated ___________________________ between ImaRx Therapeutics, Inc., a Delaware corporation (the "Company"), and me.

     2. I am requesting an Expense Advance, as defined in the Agreement.

     3. I hereby undertake to repay the Expense Advance if and to the extent it is Finally Adjudged (as defined in the Agreement) that I am not entitled under the Agreement to be indemnified by the Company.

     4. The expenses for which advancement is requested, and a brief description of the underlying Proceeding (as defined in the Agreement), are as follows:

               [ADD BRIEF DESCRIPTION OF EXPENSES AND PROCEEDING]

DATED:                 ,       .
       ----------------  ------


                                        ----------------------------------------

SUBSCRIBED AND SWORN TO before me this ____ day of ________________,


(Seal or stamp)                         ----------------------------------------
                                        Notary Signature


                                        ----------------------------------------
                                        Print/Type Name
                                        Notary Public in and for the State of
                                        [___], residing at _____________________
                                        My appointment expires _________________